UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2016

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Cobalt International Energy, Inc. (the “Company”) was held on April 28, 2016. There were 415,077,987 shares of common stock entitled to vote at the meeting and a total of 382,757,459 shares of common stock (approximately 92%) were represented at the meeting.

The proposals voted upon at the annual meeting and the final results of the vote on each proposal were as follows:

Proposal 1 – The election of three Class I directors to serve a three-year term until the 2019 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified

Each nominee for director was elected by a vote of the stockholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)
Joseph H. Bryant	360,684,833	3,311,394	18,761,232
Jack E. Golden	352,925,984	11,070,243	18,761,232
Jon A. Marshall	352,947,552	11,048,675	18,761,232

Proposal 2 – The ratification of appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2016

The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain
381,517,001	940,505	299,953

Proposal 3 – Advisory vote on executive compensation to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement

The compensation of the Company’s named executive officers was approved by advisory vote as follows:

For	Against	Abstain	(Broker Non-Votes)
210,860,554	153,063,698	71,975	18,761,232

Proposal 4 – The approval of the Company’s Amended and Restated Non-Employee Directors Compensation Plan

The Company’s Amended and Restated Non-Employee Directors Compensation Plan was approved by a vote of the stockholders as follows:

For	Against	Abstain	(Broker Non-Votes)
351,323,983	12,621,413	50,831	18,761,232

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel